Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311	Fax: (518) 381-3668

Subsidiary:	Trustco Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Reports Second Quarter Net Income of $16.4 Million and $346 Million
of Loan Growth; Maintains Strong Liquidity and Demonstrates Deposit Stability

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for second quarter 2023:
◾	Net income of $16.4 million in the second quarter 2023
◾	Net interest income of $44.1 million up 2.3% compared to $43.1 million in the second quarter of 2022
◾	Return on average assets (ROAA) of 1.09% in the second quarter 2023
◾	Return on average equity (ROAE) of 10.61% in the second quarter 2023
◾	Book value at period end was $32.66, up from $31.06 compared to June 30, 2022

•	Loan portfolio reaches all-time high:
o	Total loans were up $346.3 million or 7.6% for the second quarter 2023 compared to second quarter of 2022
o	At $4.9 billion as of June 30, 2023, loans continue to set new all-time highs

•	Quarter over quarter deposit growth:
o	Total deposits as of June 30, 2023 increased $46.0 million to $5.3 billion from March 31, 2023
o	Time deposits increased $162.7 million or 12.7% up from March 31, 2023

•	Superior asset quality:
o	Nonperforming loans (NPLs) were $19.4 million for the second quarter of 2023 and continue to remain at low levels
o	NPLs to total loans improved to 0.40% compared to 0.41% at June 30, 2022
o	Quarterly net recoveries were $229 thousand in the second quarter 2023, resulting in six consecutive quarters of net recoveries

•	Capital continues to grow:
o	Consolidated equity to assets increased to 10.23% at June 30, 2023 from 9.55% at June 30, 2022

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Glenville, New York –July 24, 2023

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced second quarter 2023 net income of $16.4 million or $0.86 diluted earnings per share, compared to net income of $17.9 million or $0.93 diluted earnings per share for the second quarter 2022; and net income of $34.1 million or $1.79 diluted earnings per share for the six months ended June 30, 2023, compared to net income of $35.0 million or $1.82 diluted earnings per share for the six months ended June 30, 2022.  Total loan growth increased $346.3 million or 7.6% for the second quarter 2023 over the same period in 2022.

Overview

Chairman, President, and CEO, Robert J. McCormick said “The value of business fundamentals in corporate success cannot be overstated.  At Trustco Bank, our fundamental goals are to achieve strength and stability.  At the management level, we accomplish this by taking a long view on balance sheet management, avoiding trends and costly quick fixes. Our team then applies the fruit of that effort to deliver industry-leading deposit products that allow us to build customer relationships that endure over time and survive economic ups and downs.  The results announced today offer proof of the success of that work.  In a time when other banks are experiencing loss of deposits to non-bank investment products, through strong customer relationships we have seen deposit growth since year end. We have taken a careful approach to pricing and moderated downward pressure on net interest margin. Additionally, our industry best loan products continue to retain existing customers and attract new ones. All loan categories have grown each successive quarter since the same period in the prior year and have grown by $346 million year over year.  Once again, where others have faltered, Trustco Bank has excelled.  This success allows us to satisfy our driving goal – to provide our owners with a long-term, top-tier return on their investment.”

TrustCo continued to see deposit balances rebound from the end of the year with net deposit inflows during both the first and second quarters of 2023.  Loan growth continued in the second quarter 2023 compared to the prior year’s second quarter, led by an increase in residential mortgages. Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by cash flow from investments, deposit inflows, and the existing loan portfolio.  The Federal Reserve’s decision to raise the target Federal Funds rate multiple times since March 2022 has contributed to our results in the second quarter 2023, as our cash position and other variable rate products continue to reprice upward, and are likely to continue to do so to the extent there are additional rate increases.  We also note that current mortgage rates significantly exceed the yield on our existing portfolio of mortgages, which, if sustained, should be positive to net interest margin going forward.  TrustCo’s strong liquidity position continues to allow us to take advantage of opportunities as they arise.

Details

Average loans were up $336.0 million or 7.5% in the second quarter 2023 over the same period in 2022.  Average residential loans, our primary lending focus, were up $220.0 million, or 5.4%, in the second quarter 2023 over the same period in 2022.  Average commercial loans and home equity lines of credit also increased $50.1 million or 25.2% and $59.5 million or 24.4%, respectively, in the second quarter 2023 over the same period in 2022.

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We are actively retaining deposits, which is evident in the quarter over quarter results.  Total deposits as of June 30, 2023 increased $46.0 million to $5.3 billion from March 31, 2023.  As we move forward, our objective is to continue to encourage customers to retain these funds in the expanded product offerings of the Bank through aggressive marketing and product differentiation.  We understood the big inflows of deposits during the pandemic were temporary and that is why we did not invest that liquidity into securities or loans, but we instead retained that liquidity on the balance sheet for when the depositors would start to absorb the funds.  This gave us flexibility to strategically price deposits while retaining core customers.

Net interest income was $44.1 million for the second quarter 2023, an increase of $991 thousand or 2.3% compared to the same period in 2022, driven by a strong cash balance at the Federal Reserve Bank, loan growth, investment income, and the increases in the Federal Funds target rate over the past year.  The net interest margin for the second quarter 2023 was 2.98%, up 15 basis points from 2.83% in the second quarter of 2022.    The yield on interest earnings assets increased to 3.80%, up 90 basis points from 2.90% in the second quarter of 2022.  The cost of interest bearing liabilities increased to 1.06% in the second quarter 2023 from 0.10% in the second quarter 2022.  The increase in net interest income is primarily a result of our ability to maintain a $551.1 million average cash balance at the Federal Reserve Bank during the second quarter of 2023, continued strong loan volume, and being able to retain deposit balances at competitive market rates.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a benefit for credit losses of $500 thousand in the second quarter of 2023, which is the result of a benefit for credit losses on unfunded commitments of $500 thousand as a result of a corresponding decrease in unfunded loan commitments.  There was no provision for credit losses on loans during the second quarter of 2023.  The ratio of allowance for credit losses on loans to total loans was 0.96% and 1.00% as of June 30, 2023 and 2022, respectively.  The allowance for credit losses on loans was $46.9 million at June 30, 2023, compared to $45.3 million at June 30, 2022.  Nonperforming loans (NPLs) were $19.4 million at June 30, 2023, compared to $18.7 million at June 30, 2022.  NPLs were 0.40% and 0.41% of total loans at June 30, 2023 and 2022, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 241.6% at June 30, 2023, compared to 242.0% at June 30, 2022.  Nonperforming assets (NPAs) were $20.8 million at June 30, 2023, compared to $19.4 million at June 30, 2022.  Additionally, we have also had minimal charge-offs, and have been in a net recovery position for the past six quarters.

At June 30, 2023 our equity to asset ratio was 10.23%, compared to 9.55% at June 30, 2022.  Book value per share at June 30, 2023 was $32.66, up 5.2% compared to $31.06 a year earlier.

A conference call to discuss second quarter 2023 results will be held at 9:00 a.m. Eastern Time on July 25, 2023.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 775800.  A replay of the call will be available for thirty days by dialing toll-free for the United States and Canada at 1-866-813-9403, Access code 419365.  The call will also be audio webcast at https://events.q4inc.com/attendee/812116418, and will be available for one year.

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About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.1 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 143 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2023.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Page | 4

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2023, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, the growth of loans and deposits throughout our branch network, the increase in residential mortgage rates, and our ability to capitalize on economic changes in the areas in which we operate.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, rising interest rates and the war in Ukraine. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  changes in interest rates, including recent and possible future increases fueled by inflation; inflationary pressures and rising prices; exposure to credit risk in our lending activities; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the COVID-19 pandemic; the soundness of other financial institutions; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the risk of data breaches and cyber-attacks; the risk of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of any expansion by us into new lines of business or new products and services; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

Page | 5

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	Three months ended
	6/30/2023	3/31/2023	6/30/2022
Summary of operations
Net interest income	$44,052	$46,965	$43,060
(Credit) Provision for credit losses	(500)	300	(491)
Noninterest income	4,598	4,669	4,916
Noninterest expense	27,327	27,679	25,005
Net income	16,372	17,746	17,871

Per share
Net income per share:
- Basic	$0.86	$0.93	$0.93
- Diluted	0.86	0.93	0.93
Cash dividends	0.36	0.36	0.35
Book value at period end	32.66	32.31	31.06
Market price at period end	28.61	31.94	30.84

At period end
Full time equivalent employees	791	776	793
Full service banking offices	143	143	144

Performance ratios
Return on average assets	1.09%	1.20%	1.15%
Return on average equity	10.61	11.84	12.08
Efficiency ratio (1)	55.87	53.17	51.97
Net interest spread	2.74	3.06	2.80
Net interest margin	2.98	3.21	2.83
Dividend payout ratio	41.83	38.59	37.46

Capital ratios at period end
Consolidated equity to assets	10.23%	10.17%	9.55%
Consolidated tangible equity to tangible assets (2)	10.22%	10.16%	9.54%

Asset quality analysis at period end
Nonperforming loans to total loans	0.40%	0.40%	0.41%
Nonperforming assets to total assets	0.34	0.35	0.31
Allowance for credit losses on loans to total loans	0.96	0.97	1.00
Coverage ratio (3)	2.4x	2.4x	2.4x

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income. See Non-GAAP Financial Measures Reconciliation.

(2)	Non-GAAP measure; calculated as total shareholders' equity less $553 of intangible assets divided by total assets less $553 of intangible assets. See Non-GAAP Financial Measures Reconciliation.
(3)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page | 6

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/23	06/30/22
Summary of operations
Net interest income	$91,017	83,156
(Credit) Provision for credit losses	(200)	(691)
Noninterest income	9,267	10,099
Noninterest expense	55,006	47,770
Net income	34,118	34,960

Per share
Net income per share:
- Basic	$1.79	1.82
- Diluted	1.79	1.82
Cash dividends	0.72	0.70
Book value at period end	32.66	31.06
Market price at period end	28.61	30.84

Performance ratios
Return on average assets	1.14%	1.13
Return on average equity	11.22	11.84
Efficiency ratio (1)	54.48	51.28
Net interest spread	2.90	2.72
Net interest margin	3.10	2.74
Dividend payout ratio	40.15	38.39

(1)
Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.  See Non-GAAP Financial Measures Reconciliation.

Page | 7

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Interest and dividend income:
Interest and fees on loans	$46,062	$44,272	$42,711	$40,896	$39,604
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	691	692	693	479	147
State and political subdivisions	1	-	-	1	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,543	1,585	1,606	1,617	1,367
Corporate bonds	516	521	523	526	522
Small Business Administration - guaranteed participation securities	111	117	124	133	140
Other securities	3	2	2	3	2
Total interest and dividends on securities available for sale	2,865	2,917	2,948	2,759	2,178

Interest on held to maturity securities:

Mortgage-backed securities and collateralized mortgage obligations - residential	75	78	81	85	87
Total interest on held to maturity securities	75	78	81	85	87

Federal Home Loan Bank stock	110	110	98	80	65

Interest on federal funds sold and other short-term investments	6,970	6,555	6,246	5,221	2,253
Total interest income	56,082	53,932	52,084	49,041	44,187

Interest expense:
Interest on deposits:
Interest-bearing checking	49	66	61	43	42
Savings	655	530	401	200	163
Money market deposit accounts	1,756	814	389	237	210
Time deposits	9,291	5,272	1,839	646	536
Interest on short-term borrowings	279	285	208	122	176
Total interest expense	12,030	6,967	2,898	1,248	1,127

Net interest income	44,052	46,965	49,186	47,793	43,060

Less: (Credit) Provision for credit losses	(500)	300	50	300	(491)
Net interest income after (credit) provision for loan losses	44,552	46,665	49,136	47,493	43,551

Noninterest income:
Trustco Financial Services income	1,412	1,774	1,773	1,435	1,996
Fees for services to customers	2,847	2,648	2,783	2,705	2,658
Other	339	247	219	246	262
Total noninterest income	4,598	4,669	4,775	4,386	4,916

Noninterest expenses:
Salaries and employee benefits	13,122	13,283	13,067	12,134	11,464
Net occupancy expense	4,262	4,598	4,261	4,483	4,254
Equipment expense	1,873	1,962	1,700	1,532	1,667
Professional services	1,360	1,607	1,251	1,375	1,484
Outsourced services	2,491	2,296	2,102	2,328	2,500
Advertising expense	518	390	532	508	389
FDIC and other insurance	1,085	1,052	770	773	804
Other real estate expense, net	148	225	101	124	74
Other	2,468	2,266	2,621	2,887	2,369
Total noninterest expenses	27,327	27,679	26,405	26,144	25,005

Income before taxes	21,823	23,655	27,506	25,735	23,462
Income taxes	5,451	5,909	6,596	6,371	5,591

Net income	$16,372	$17,746	$20,910	$19,364	$17,871

Net income per common share:
- Basic	$0.86	$0.93	$1.10	$1.01	$0.93

- Diluted	0.86	0.93	1.10	1.01	0.93

Average basic shares (in thousands)	19,024	19,024	19,045	19,111	19,153
Average diluted shares (in thousands)	19,024	19,028	19,050	19,112	19,153

Page | 8

CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six months ended
	06/30/23	06/30/22
Interest and dividend income:
Interest and fees on loans	$90,334	78,607
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,383	233
State and political subdivisions	1	1
Mortgage-backed securities and collateralized mortgage obligations - residential	3,128	2,454
Corporate bonds	1,037	755
Small Business Administration - guaranteed participation securities	228	294
Other securities	5	4
Total interest and dividends on securities available for sale	5,782	3,741

Interest on held to maturity securities:
Mortgage-backed securities-residential	153	177
Total interest on held to maturity securities	153	177

Federal Home Loan Bank stock	220	127

Interest on federal funds sold and other short-term investments	13,525	2,825
Total interest income	110,014	85,477

Interest expense:
Interest on deposits:
Interest-bearing checking	115	86
Savings	1,185	319
Money market deposit accounts	2,570	424
Time deposits	14,563	1,082
Interest on short-term borrowings	564	410
Total interest expense	18,997	2,321

Net interest income	91,017	83,156

Less: (Credit) Provision for credit losses	(200)	(691)
Net interest income after provision for loan losses	91,217	83,847

Noninterest income:
Trustco Financial Services income	3,186	3,829
Fees for services to customers	5,495	5,459
Other	586	811
Total noninterest income	9,267	10,099

Noninterest expenses:
Salaries and employee benefits	26,405	20,703
Net occupancy expense	8,860	8,783
Equipment expense	3,835	3,255
Professional services	2,967	2,951
Outsourced services	4,787	4,780
Advertising expense	908	1,006
FDIC and other insurance	2,137	1,616
Other real estate expense, net	373	85
Other	4,734	4,591
Total noninterest expenses	55,006	47,770

Income before taxes	45,478	46,176
Income taxes	11,360	11,216

Net income	$34,118	34,960

Net income per common share:
- Basic	$1.79	1.82

- Diluted	1.79	1.82

Average basic shares (in thousands)	19,024	19,184
Average diluted shares (in thousands)	19,025	19,185

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
ASSETS:

Cash and due from banks	$55,662	$47,595	$43,429	$46,236	$46,611
Federal funds sold and other short term investments	547,695	589,389	607,170	795,028	999,573
Total cash and cash equivalents	603,357	636,984	650,599	841,264	1,046,184

Securities available for sale:
U. S. government sponsored enterprises	113,570	119,132	118,187	102,779	101,100
States and political subdivisions	34	34	34	41	41
Mortgage-backed securities and collateralized mortgage obligations - residential	243,444	255,556	260,316	261,242	287,450
Small Business Administration - guaranteed participation securities	18,382	19,821	20,977	22,498	25,428
Corporate bonds	76,618	81,464	81,346	81,002	87,740
Other securities	656	652	653	657	656
Total securities available for sale	452,704	476,659	481,513	468,219	502,415

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	7,043	7,382	7,707	8,091	8,544
Total held to maturity securities	7,043	7,382	7,707	8,091	8,544

Federal Reserve Bank and Federal Home Loan Bank stock	6,203	5,797	5,797	5,797	5,797

Loans:
Commercial	251,434	246,307	231,011	217,120	199,886
Residential mortgage loans	4,310,005	4,241,459	4,203,451	4,132,365	4,076,657
Home equity line of credit	308,976	296,490	286,432	269,341	253,758
Installment loans	16,396	15,326	12,307	10,665	10,258
Loans, net of deferred net costs	4,886,811	4,799,582	4,733,201	4,629,491	4,540,559

Less: Allowance for credit losses on loans	46,914	46,685	46,032	45,517	45,285
Net loans	4,839,897	4,752,897	4,687,169	4,583,974	4,495,274

Bank premises and equipment, net	32,351	32,305	32,556	31,931	32,381
Operating lease right-of-use assets	43,113	43,478	44,727	45,733	47,343
Other assets	90,957	90,306	89,984	94,485	88,853

Total assets	$6,075,625	$6,045,808	$6,000,052	$6,079,494	$6,226,791

LIABILITIES:
Deposits:
Demand	$791,353	$806,075	$838,147	$859,829	$851,573
Interest-bearing checking	1,082,989	1,124,785	1,183,321	1,188,790	1,208,159
Savings accounts	1,315,893	1,400,887	1,521,473	1,562,564	1,577,034
Money market deposit accounts	625,253	600,410	621,106	716,319	760,338
Time deposits	1,442,959	1,280,301	1,028,763	954,352	999,737
Total deposits	5,258,447	5,212,458	5,192,810	5,281,854	5,396,841

Short-term borrowings	113,765	134,293	122,700	124,932	147,282
Operating lease liabilities	47,172	47,643	48,980	50,077	51,777
Accrued expenses and other liabilities	34,852	36,711	35,575	33,625	36,259

Total liabilities	5,454,236	5,431,105	5,400,065	5,490,488	5,632,159

SHAREHOLDERS' EQUITY:
Capital stock	20,058	20,058	20,058	20,046	20,046
Surplus	257,078	257,078	257,078	256,661	256,661
Undivided profits	414,251	404,728	393,831	379,769	367,100
Accumulated other comprehensive loss, net of tax	(26,212)	(23,375)	(27,194)	(25,209)	(9,422)
Treasury stock at cost	(43,786)	(43,786)	(43,786)	(42,261)	(39,753)

Total shareholders' equity	621,389	614,703	599,987	589,006	594,632

Total liabilities and shareholders' equity	$6,075,625	$6,045,808	$6,000,052	$6,079,494	$6,226,791

Outstanding shares (in thousands)	19,024	19,024	19,024	19,052	19,127

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$545	$560	$219	$179	$203
Real estate mortgage - 1 to 4 family	16,260	15,722	14,949	16,295	16,259
Installment	124	59	23	29	40
Total non-accrual loans	16,929	16,341	15,191	16,503	16,502
Other nonperforming real estate mortgages - 1 to 4 family	7	8	10	12	14
Total nonperforming loans	16,936	16,349	15,201	16,515	16,516
Other real estate owned	1,412	1,869	2,061	682	644
Total nonperforming assets	$18,348	$18,218	$17,262	$17,197	$17,160

Florida
Loans in nonaccrual status:
Commercial	$314	$314	$314	$-	$-
Real estate mortgage - 1 to 4 family	2,170	2,437	1,895	2,104	2,192
Installment	-	62	83	65	5
Total non-accrual loans	2,484	2,813	2,292	2,169	2,197
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,484	2,813	2,292	2,169	2,197
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,484	$2,813	$2,292	$2,169	$2,197

Total
Loans in nonaccrual status:
Commercial	$859	$874	$533	$179	$203
Real estate mortgage - 1 to 4 family	18,430	18,159	16,844	18,399	18,451
Installment	124	121	106	94	45
Total non-accrual loans	19,413	19,154	17,483	18,672	18,699
Other nonperforming real estate mortgages - 1 to 4 family	7	8	10	12	14
Total nonperforming loans	19,420	19,162	17,493	18,684	18,713
Other real estate owned	1,412	1,869	2,061	682	644
Total nonperforming assets	$20,832	$21,031	$19,554	$19,366	$19,357

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$(129)	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	(161)	(53)	(46)	(164)	(119)
Installment	21	(6)	31	34	12
Total net (recoveries) chargeoffs	$(269)	$(59)	$(15)	$(130)	$(107)

Florida
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	-	(25)	-	-	-
Installment	40	31	-	(2)	-
Total net (recoveries) chargeoffs	$40	$6	$-	$(2)	$-

Total
Commercial	$(129)	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	(161)	(78)	(46)	(164)	(119)
Installment	61	25	31	32	12
Total net (recoveries) chargeoffs	$(229)	$(53)	$(15)	$(132)	$(107)

Asset Quality Ratios

Total nonperforming loans (1)	$19,420	$19,162	$17,493	$18,684	$18,713
Total nonperforming assets (1)	20,832	21,031	19,554	19,366	19,357
Total net (recoveries) chargeoffs (2)	(229)	(53)	(15)	(132)	(107)

Allowance for credit losses on loans (1)	46,914	46,685	46,032	45,517	45,285

Nonperforming loans to total loans	0.40%	0.40%	0.37%	0.40%	0.41%
Nonperforming assets to total assets	0.34%	0.35%	0.33%	0.32%	0.31%
Allowance for credit losses on loans to total loans	0.96%	0.97%	0.97%	0.98%	1.00%
Coverage ratio (1)	241.6%	243.6%	263.1%	243.6%	242.0%
Annualized net (recoveries) chargeoffs to average loans (2)	-0.02%	0.00%	0.00%	-0.01%	-0.01%
Allowance for credit losses on loans to annualized net (recoveries) chargeoffs (2)	N/A	N/A	N/A	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	June 30, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$120,646	$691	2.29%	$71,409	$147	0.83%
Mortgage backed securities and collateralized mortgage obligations - residential	278,367	1,543	2.20	282,800	1,367	1.92
State and political subdivisions	34	1	6.74	41	0	-
Corporate bonds	85,344	516	2.42	87,556	522	2.38
Small Business Administration - guaranteed participation securities	20,724	111	2.15	27,512	140	2.04
Other	686	3	1.75	686	2	1.17

Total securities available for sale	505,801	2,865	2.27	470,004	2,178	1.85

Federal funds sold and other short-term Investments	551,087	6,970	5.07	1,101,489	2,253	0.82

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	7,204	75	4.17	8,859	87	3.93

Total held to maturity securities	7,204	75	4.17	8,859	87	3.93

Federal Home Loan Bank stock	5,868	110	7.50	5,797	65	4.49

Commercial loans	249,040	3,295	5.29	198,972	2,402	4.83
Residential mortgage loans	4,269,295	37,992	3.56	4,049,271	34,771	3.43
Home equity lines of credit	303,134	4,533	6.00	243,648	2,269	3.74
Installment loans	15,734	242	6.16	9,321	162	6.98

Loans, net of unearned income	4,837,203	46,062	3.81	4,501,212	39,604	3.52

Total interest earning assets	5,907,163	$56,082	3.80	6,087,361	$44,187	2.90

Allowance for credit losses on loans	(47,060)			(46,411)
Cash & non-interest earning assets	172,821			193,099

Total assets	$6,032,924			$6,234,049

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,083,795	$49	0.02%	$1,210,554	$42	0.01%
Money market accounts	613,204	1,756	1.15	777,860	210	0.11
Savings	1,352,181	655	0.19	1,564,454	163	0.04
Time deposits	1,372,248	9,291	2.72	968,560	536	0.22

Total interest bearing deposits	4,421,428	11,751	1.07	4,521,428	951	0.08
Short-term borrowings	124,089	279	0.90	197,259	176	0.36

Total interest bearing liabilities	4,545,517	$12,030	1.06	4,718,687	$1,127	0.10

Demand deposits	788,654			842,487
Other liabilities	79,839			79,431
Shareholders' equity	618,914			593,444

Total liabilities and shareholders' equity	$6,032,924			$6,234,049

Net interest income, GAAP and non-GAAP tax equivalent (1)		$44,052			$43,060

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.74%			2.80%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			2.98%			2.83%

Tax equivalent adjustment (1)		-			-

Net interest income		$44,052			$43,060

(1) Tax equivalent adjustment to a measure results in a non-GAAP financial measure.  See Non-GAAP Financial Measures Reconciliation.

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Six months ended			Six months ended
	June 30, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$120,669	1,383	2.29%	$66,609	233	0.70%
Mortgage backed securities and collateralized mortgage obligations - residential	282,683	3,128	2.21	272,022	2,454	1.80
State and political subdivisions	34	1	6.74	41	1	6.73
Corporate bonds	85,460	1,037	2.43	70,362	755	2.15
Small Business Administration - guaranteed participation securities	21,423	228	2.13	28,685	294	2.05
Other	686	5	0.73	686	4	1.17

Total securities available for sale	510,955	5,782	1.13	438,405	3,741	1.71

Federal funds sold and other short-term Investments	563,938	13,525	4.84	1,144,108	2,825	0.50

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	7,372	153	4.16	9,198	177	3.86

Total held to maturity securities	7,372	153	4.16	9,198	177	3.86

Federal Home Loan Bank stock	5,833	220	3.77	5,701	127	4.46

Commercial loans	243,983	6,319	5.18	196,991	4,928	5.00
Residential mortgage loans	4,241,207	74,906	3.54	4,028,667	68,968	3.43
Home equity lines of credit	297,262	8,652	5.87	238,122	4,393	3.72
Installment loans	14,535	457	6.35	9,148	318	7.00

Loans, net of unearned income	4,796,987	90,334	3.77	4,472,928	78,607	3.52

Total interest earning assets	5,885,085	110,014	3.75	6,070,340	85,477	2.82

Allowance for credit losses on loans	(46,677)			(46,584)
Cash & non-interest earning assets	173,990			200,193

Total assets	$6,012,398			$6,223,949

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,108,452	115	0.02%	$1,201,078	86	0.01%
Money market accounts	607,064	2,570	0.85	784,737	424	0.11
Savings	1,403,924	1,185	0.17	1,546,316	319	0.04
Time deposits	1,267,193	14,563	2.32	966,372	1,082	0.23

Total interest bearing deposits	4,386,633	18,433	0.85	4,498,503	1,911	0.09
Short-term borrowings	127,957	564	0.89	222,755	410	0.37

Total interest bearing liabilities	4,514,590	18,997	0.85	4,721,258	2,321	0.10

Demand deposits	802,533			825,685
Other liabilities	81,954			81,520
Shareholders' equity	613,321			595,486

Total liabilities and shareholders' equity	$6,012,398			$6,223,949

Net interest income, GAAP and non-GAAP tax equivalent (1)		91,017			83,156

Net interest spread, GAAP and non-GAAP tax equivalent (1)			2.90%			2.72%

Net interest margin (net interest income to total interest earning assets), GAAP and non-GAAP tax equivalent (1)			3.10%			2.74%

Tax equivalent adjustment (1)		-			-

Net interest income		91,017			83,156

(1) Tax equivalent adjustment to a measure results in a non-GAAP financial measure.  See Non-GAAP Financial Measures Reconciliation.

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Net interest income is commonly presented on a taxable equivalent basis. That is, to the extent that some component of the institution’s net interest income will be exempt from taxation (e.g., was received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. Management considers this adjustment helpful to investors in comparing one financial institution’s net interest income (pre- tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios. Moreover, net interest income is itself a component of another financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest earning assets.  Additionally, management and many financial institutions also present net interest spread, which is the average yield on interest earning assets minus the average rate paid on interest bearing liabilities. For purposes of these measures as well, taxable equivalent net interest income is generally used by financial institutions, again to provide investors with a better basis of comparison from institution to institution. We calculate taxable equivalent net interest margin by dividing net interest income, adjusted to include the benefit of non-taxable interest income, by average interest earning assets.  We calculate taxable equivalent net interest spread as the difference between average yield on interest earning assets, adjusted to include the benefit of non-taxable interest income, and the average rate paid on interest bearing liabilities.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, excluding non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.  We have not presented a reconciliation of taxable equivalent net interest income, taxable equivalent net interest margin or taxable equivalent net interest spread to the most directly comparable GAAP measure, as there was no difference between the taxable equivalent measure and comparable GAAP measure for any period presented in this release.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	6/30/2023	3/31/2023	6/30/2022
Tangible Book Value Per Share

Equity (GAAP)	$621,389	$614,703	$594,632
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$620,836	$614,150	$594,079

Shares outstanding	19,024	19,024	19,127
Tangible book value per share	32.63	32.28	31.06
Book value per share	32.66	32.31	31.06

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,075,625	$6,045,808	$6,226,791
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,075,072	$6,045,255	$6,226,238

Tangible Equity to Tangible Assets (Non-GAAP)	10.22%	10.16%	9.54%
Equity to Assets (GAAP)	10.23%	10.17%	9.55%

	Three months ended			Six months ended
Efficiency Ratio	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022

Net interest income (GAAP)	$44,052	$46,965	$43,060	$91,017	$83,156
Taxable equivalent adjustment	-	-	-	-	-
Net interest income (fully taxable equivalent) (Non-GAAP)	44,052	46,965	43,060	91,017	83,156
Non-interest income (GAAP)	4,598	4,669	4,916	9,267	10,099
Less: Net gain on sale of building	-	-	-	-	268
Revenue used for efficiency ratio (Non-GAAP)	$48,650	$51,634	$47,976	$100,284	$92,987

Total noninterest expense (GAAP)	$27,327	$27,679	$25,005	$55,006	$47,770
Less: Other real estate expense, net	148	225	74	373	85
Expense used for efficiency ratio (Non-GAAP)	$27,179	$27,454	$24,931	$54,633	$47,685

Efficiency Ratio	55.87%	53.17%	51.97%	54.48%	51.28%

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